UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 4, 2026

ARES CAPITAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	814-00663	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.001 par value	ARCC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2026, Ares Capital Corporation (the “Company”) established a commercial paper program (the “Program”) pursuant to which it may issue short-term unsecured commercial paper notes (the “Notes”) in reliance on a private placement exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”). Amounts available under the Program may be borrowed, repaid and re-borrowed from time to time, provided that under the terms of the Program, the aggregate face or principal amount of the Notes outstanding under the Program at any time may not exceed $1 billion. The net proceeds of the issuances of the Notes are expected to be used for general corporate purposes.

The Notes will be sold under customary terms in the U.S. commercial paper market, at a discount from par or at par, and will bear interest rates determined at the time of issuance. The Notes will have maturities of up to 397 days from the date of issuance. As of the date of this Current Report on Form 8-K, the Company has not issued any Notes under the Program.

One or more commercial paper dealers will each act as a dealer under the Program (each, a “Dealer,” and collectively, the “Dealers”) pursuant to the terms and conditions of the respective commercial paper dealer agreement entered into between the Company and each Dealer (each, a “Dealer Agreement,” and collectively, the “Dealer Agreements”). A national bank will act as the issuing and paying agent under the Program pursuant to the terms of an issuing and paying agent agreement.

The Dealer Agreements set forth the terms under which the Dealers may either purchase the Notes from the Company or arrange for the sale of the Notes by the Company. The Dealer Agreements contain customary representations, warranties, covenants and indemnification provisions.

From time to time, the Dealers and certain of their respective affiliates have provided, and may in the future provide, lending, commercial banking, investment banking and other financial advisory services to the Company and its affiliates for which such Dealers have received or will receive customary fees and expenses.

The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any Notes.

The description above is only a summary of the material provisions of the form of Dealer Agreement and is qualified in its entirety by reference to a copy of the form of Dealer Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 to this current report on Form 8-K is by this reference incorporated in this Item 2.03.

Item 8.01 Other Events.

On June 8, 2026, the registrant issued a press release, included herewith as Exhibit 99.1, announcing the establishment of the Program.

Item 9.01  Financial Statements and Exhibits.

(d)                               Exhibits:

Exhibit Number	Description
10.1	Form of Commercial Paper Dealer Agreement between Ares Capital Corporation, as issuer, and the applicable Dealer party thereto
99.1	Press Release of Ares Capital Corporation, dated June 8, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: June 8, 2026

	By:	/s/ SCOTT C. LEM
	Name:	Scott C. Lem
	Title:	Chief Financial Officer and Treasurer